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                                                                    EXHIBIT 99.3

                           CONSENT OF DIRECTOR NOMINEE

         I hereby consent to being named as a director nominee of Teekay Offshore GP L.L.C., a Marshall Island's limited liability company, in the Registration Statement on Form F-1 of Teekay Offshore Partners L.P. (including the prospectus contained therein), and in all subsequent amendments and post-effective amendments or supplements thereto, filed with the U.S. Securities and Exchange Commission.

         Dated: November 30, 2006



         Signature: /s/ John J. Peacock
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                      John J. Peacock